As filed with the Securities and Exchange Commission on March 14, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oportun Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-3361983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Circle Star Way San Carlos, California 94070 (650) 810-8823

(Address of principal executive offices) (Zip Code)

2019 Equity Incentive Plan 2019 Employee Stock Purchase Plan

(Full titles of the plan)

Raul Vazquez Chief Executive Officer Oportun Financial Corporation 2 Circle Star Way San Carlos, California 94070 (650) 810-8823

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey D. Saper Robert G. Day Amanda N. Urquiza Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300		Joan Aristei Kathleen I. Layton Oportun Financial Corporation 2 Circle Star Way San Carlos, California 94070 (650) 810-8823

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Oportun Financial Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 1,667,730 shares of the Registrant’s Common Stock issuable to eligible persons pursuant to the Registrant’s 2019 Equity Incentive Plan, and (b) an additional 333,546 shares of the Registrant’s Common Stock issuable to eligible persons pursuant to the Registrant’s 2019 Employee Stock Purchase Plan. The shares being registered pursuant to this Registration Statement are securities of the same class as and in addition to other securities for which the Registrant filed a Registration Statement on Form S-8 on September 27, 2019 (File No. 333-233979), a Registration Statement on Form S-8 on March 5, 2020 (File No. 333-236893), a Registration Statement on Form S-8 on February 23, 2021, (File No. 333-253375), and a Registration Statement on Form S-8 on March 1, 2022 (File No. 333-263133) (collectively, the “Prior Registration Statements”).

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 14, 2022 (the “Annual Report”);

b.All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

c.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on September 16, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. However, the Registrant is not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items.

Item 4.      Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39050	3.1	September 30, 2019
4.2	Amended and Restated Bylaws of the Registrant	8-K/A	001-39050	3.1	December 9, 2022
4.3	Form of Common Stock Certificate	S-1/A	333-232685	4.1	September 16, 2019
5.1	Opinion of Wilson Sonsini Goodrich and Rosati, Professional Corporation					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Wilson Sonsini Goodrich and Rosati, Professional Corporation (included in Exhibit 5.1)					X
24.1	Power of Attorney (incorporated by reference to the signature page to this Registration Statement on Form S-8)					X
99.1	2019 Equity Incentive Plan, and Forms of Awards Notices and Agreements	10-K	001-39050	10.4	February 23, 2021
99.2	2019 Employee Stock Purchase Plan	S-1/A	333-232685	10.5	September 16, 2019
107	Filing Fee Table					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Reserved.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 14th day of March 2023.

OPORTUN FINANCIAL CORPORATION

By:	/s/ Raul Vazquez
Name: Raul Vazquez
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul Vazquez, Jonathan Coblentz, Joan Aristei and Kathleen Layton, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul Vazquez	Chief Executive Officer and Director	March 14, 2023
Raul Vazquez	(Principal Executive Officer)

/s/ Jonathan Coblentz	Chief Financial Officer	March 14, 2023
Jonathan Coblentz	(Principal Financial Officer)

/s/ Casey Mueller	Global Controller and Principal Accounting Officer	March 14, 2023
Casey Mueller	(Principal Accounting Officer)

/s/ Roy Banks	Director	March 14, 2023
Roy Banks

/s/ Jo Ann Barefoot	Director	March 14, 2023
Jo Ann Barefoot

/s/ Ginny Lee	Director	March 14, 2023
Ginny Lee

/s/ Louis P. Miramontes	Director	March 14, 2023
Louis P. Miramontes

/s/ Carl Pascarella	Director	March 14, 2023
Carl Pascarella

/s/ Sandra Smith	Director	March 14, 2023
Sandra Smith

/s/ David Strohm	Director	March 14, 2023
David Strohm

/s/ R. Neil Williams	Director	March 14, 2023
R. Neil Williams

/s/ Frederic Welts	Director	March 14, 2023
Frederic Welts